EXHIBIT 10.1
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                         WAIVER AND EXTENSION AGREEMENT

         THIS WAIVER AND EXTENTION AGREEMENT (the "Agreement") dated March 24, 2006 by and between MM(2) GROUP, INC., a New Jersey corporation (the "Company") and CORNELL CAPITAL PARTNERS, LP. (the "Investor").

         WHEREAS, on April 1, 2005, the parties hereto entered into a series of financing documents, including but not limited to the Securities Purchase Agreement, and a Secured Convertible Debenture issued thereto (the "Debenture"), and an Investor Registration Rights Agreement dated April 1, 2005 (the "Registration Rights Agreement") (the Securities Purchase Agreement and all related documents, instruments and agreements entered into on April 1, 2005 shall collectively be referred to as the "Transaction Documents");

         WHEREAS, the Debenture has expired and the parties wish to extend the maturity date (the "Maturity Date") of the Debenture;

         WHEREAS, the Investor wishes to waive the Liquidated Damages incurred prior to the date hereof as set forth in the Registration Rights Agreement; and

         WHEREAS, except as modified herein, all other terms and conditions contained in the Transaction Documents shall remain in full force and effect.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1. The Company and the Investor mutually agree to extend the Maturity Date of the Debenture for an additional six (6) months from January 1, 2006 to the July 1, 2006 and further agree that the Maturity Date shall be further extended for an additional six (6) months, unless either party shall provide the other party written notice on non-extension of the Maturity Date.

2. The Investor hereby agrees to waive any Event of Default that may have occurred prior to the date hereof solely due to the failure of the Company to pay monies owed under the terms of the Debenture on the Maturity Date.

3. The Investor hereby agrees to waive any claim to Liquidated Damages owed by the Company to the Investor prior to the date hereof under the terms of the Registration Rights Agreement.
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4.              In consideration for the above, on the date hereof, the Company shall issue to the Investor a warrant to purchase Twenty Million (20,000,000) shares of the Company's class A common stock (the "Common Stock") for a period of five years (5) years at an exercise price of $0.05 per share (the "Warrant"). The shares of Common Stock to be issued upon exercise of the Warrant shall be registered in accordance with the Registration Rights Agreement (or as subsequently amended). The Company's failure to register such shares of Common Stock shall be an Event of Default under the Convertible Debentures issued under the Securities Purchase Agreement dated April 1, 2005 (or as subsequently amended).



                     [SIGNATURE PAGES TO IMMEDIATELY FOLLOW]



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IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Consent
Agreement as of the date first above written.




                                    MM(2) GROUP, INC.


                                    By:    _____________________________________
                                    Name:  Mark Meller
                                    Title: President and Chief Executive Officer





                                    INVESTOR:
                                    CORNELL CAPITAL PARTNERS, LP


                                    BY:      YORKVILLE ADVISORS, LLC
                                    ITS:     GENERAL PARTNER

                                    By:     ____________________________________
                                    Name:   Mark Angelo
                                    Title:  Portfolio Manager